SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                                  FORM 8-K


                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934
                     Date of Report:  February 12, 1998



                               MEDIMMUNE, INC.
           (Exact name of registrant as specified in its charter)



                      Commission File Number:  0-19131




          Delaware                                    52-1555759
     (State of Incorporation)                     (I.R.S. Employer
                                                  Identification No.)



     35 West Watkins Mill Road, Gaithersburg, MD      20878
     (Address of principal executive offices)       (Zip Code)


          Registrant's telephone number, including area code (301) 417-0770


                No Exhibits are being filed with this report


CytoGam and RespiGam are registered trademarks of the Company.


                               MEDIMMUNE, INC.
                         Current Report on Form 8-K


ITEM 5.  OTHER EVENTS

MedImmune, Inc. reported the information contained in the following press release dated February 11, 1998:

      MEDIMMUNE LICENSES ANTIBIOTIC TECHNOLOGY TO SIGA PHARMACEUTICALS

Gaithersburg, MD, February 11, 1998 -- MedImmune, Inc. (Nasdaq:MEDI) today announced it has signed an agreement with SIGA Pharmaceuticals (Nasdaq:SGPH) to out-license exclusive rights for development of new antibiotics in exchange for 335,530 shares of SIGA's common stock (5.3 percent of SIGA's outstanding shares). The antibacterial technologies are based on discoveries made by scientists led by Scott J. Hultgren, Ph.D. at Washington University in St. Louis. MedImmune is developing a vaccine for prevention of urinary tract infections (UTIs) utilizing similar technologies discovered at Washington University.

"The agreement with SIGA Pharmaceuticals allows MedImmune to maximize the commercial potential of this novel antibacterial technology," commented James
F. Young, Ph.D., Senior Vice President, Research and Development. "We can now focus our efforts at MedImmune on our UTI vaccine collaboration with Dr. Scott Hultgren's lab at Washington University while SIGA focuses on antibiotic drug development."

UTIs, caused by the bacterium Escherichia coli (E. coli), create a significant medical problem which result in 7-8 million physician and hospital visits per year at a cost of greater than $1 billion. MedImmune's vaccine strategy is based on blocking the disease-causing bacteria from binding and accumulating in the bladder. The identification of specific proteins, or "adhesins", at the end of the structures which facilitate the attachment of E. coli to human tissue, provided a novel target for vaccine development. The Company is currently conducting vaccination studies in monkeys with the Karolinska Institute in Sweden.

MedImmune, Inc. is a biotechnology company focused on developing and marketing products for the prevention and treatment of infectious diseases and for use in transplantation medicine. The Company currently markets two products through its hospital-based sales force and has five new product candidates in clinical trials. MedImmune is located in Gaithersburg, MD.

SIGA Pharmaceuticals, Inc. is engaged in the discovery, development and commercialization of novel products for the prevention and treatment of infectious diseases, including new vaccines and antibiotics. The company has four lead programs in development, including gram-positive commensal vectors for the delivery of mucosal vaccines, mucosal vaccines against strep throat and periodontal disease, the discovery and development of new antibiotics based on novel targets, and Surface Protein Expression System (SPEX) for cost-effective mass production of proteins.

This announcement may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in the Company's filings with the U.S. Securities and Exchange Commission. Successful development of a urinary tract vaccine will require several phases of clinical evaluation and will be subject to regulatory approval from authorities like the FDA in the U.S. There can be no assurance that such approvals will be obtained.


(REGISTRANT)      MEDIMMUNE, INC.




BY (SIGNATURE)    /s/ David M. Mott
(NAME AND TITLE)  David M. Mott, President and Chief Operating Officer
                                (Principal financial and accounting officer)
(DATE)            February 12, 1998